Exhibit 32

CERTIFICATION OF THE
PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Peter J. Bergmann, the Chairman, President, Chief Executive Officer of YP Corp., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of YP Corp. on Form 10-KSB/A for the fiscal year ended September 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-KSB/A fairly presents in all material respects the financial condition and results of operations of YP Corp.

Date: November 30, 2005	/s/ Peter J. Bergmann
Peter J. Bergmann
Chairman, President and Chief Executive Officer

I, W. Chris Broquist, the Chief Financial Officer of YP Corp., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of YP Corp. on Form 10-KSB/A for the fiscal year ended September 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-KSB/A fairly presents in all material respects the financial condition and results of operations of YP Corp.

Date: November 30, 2005	/s/ W. Chris Broquist
W. Chris Broquist
Chief Financial Officer